Exhibit 99.3

Communications Sales & Leasing, Inc.’s

Unaudited Pro Forma Combined Financial Data

The following unaudited pro forma consolidated financial statements present Communications Sales & Leasing, Inc.’s (“CS&L” or the “Company”) unaudited pro forma combined balance sheet as of June 30, 2016 and the unaudited pro forma combined statements of income for the six months ended June 30, 2016 and the year ended December 31, 2015.  These statements have been derived from (a)(i) the historical financial statements of CS&L for the period from April 24, 2015 to December 31, 2015; (ii) the historical financial statements of CS&L for the period from January 1, 2016 to June 30, 2016, which includes the results of PEG Bandwidth, LLC (“PEG”) from the May 2, 2016 acquisition date to June 30, 2016; and (iii) the historical financial statement of the Consumer Competitive Local Exchange Carrier Business (the “Consumer CLEC Business”) for the period from January 1, 2015 to April 24, 2015, all of which were previously filed with the Securities and Exchange Commission (“SEC”); (b) the historical financial statements of PEG, for the period from January 1, 2015 to May 1, 2016; and (c) the historical audited financial statements of Tower Cloud, LLC (“Tower Cloud”), which are included elsewhere in this Form 8-K.

The following unaudited pro forma combined financial statements give effect to the acquisition of Tower Cloud and the related transactions, including: (i) revolving credit facility borrowings and related interest expense to fund the cash portion of the purchase consideration and (ii) issuance of 1.9 million shares of the Company’s common stock, $0.0001 par value (“Common Stock”), for purchase consideration.  Additionally, the unaudited pro forma combined financial statements give effect to the acquisition of PEG and the related transactions, including: (i) revolving credit facility borrowings and related interest expense to fund the cash portion of the purchase consideration, (ii) issuance of 1 million shares of the Company’s common stock, $0.0001 par value, for purchase consideration, and (iii) issuance of 87,500 shares of the Company’s 3% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) for purchase consideration.  The unaudited pro forma combined financial statements also give effect to our spin-off from Windstream and the related transactions for the period prior to the spin-off from Windstream Holdings, Inc. (“Windstream Holdings” and together with its consolidated subsidiaries “Windstream”) on April 24, 2015, including: (iv) the transfer of the Distribution Systems (as defined below) from Windstream to CS&L, (v) rental income associated with the Master Lease between CS&L and Windstream, (vi) transport, provisioning and repair services with the Wholesale Agreement between CS&L and Windstream, (vii) billing and collection services with the Master Services Agreement between CS&L and Windstream, and (viii) the issuance of $3.65 billion of long-term debt.  The unaudited pro forma combined statement of income assumes the spin-off from Windstream, the purchase of PEG and the purchase of Tower Cloud occurred on January 1, 2015, and the unaudited pro forma combined balance sheet assumes the purchase of Tower Cloud occurred on June 30, 2016.

The pro forma adjustments are based on currently available information and assumptions we believe are reasonable, factually supportable, directly attributable to the spin-off from Windstream, and the acquisition of PEG and Tower Cloud, and for the purposes of the pro forma combined statement of income, are expected to have a continuing impact on us.

Our unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to our unaudited pro forma combined financial statements.  The following unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to reflect the results we may achieve in future periods or the historical results that would have been obtained had the spin off from Windstream or acquisitions of PEG and Tower Cloud occurred on January 1, 2015 or the acquisition of Tower Cloud as of June 30, 2016, as the case may be.  Our unaudited pro forma combined financial statements also do not give effect to the potential impact of final purchase accounting adjustments, current financial conditions, any anticipated synergies, operating efficiencies, costs savings, or integration costs that may result from the transactions described above.

Our unaudited pro forma combined financial statements are derived from, and should be read in conjunction with the historical financial statements of CS&L, the Consumer CLEC Business, PEG and Tower Cloud and accompanying notes previously filed with the SEC or included elsewhere in this Form 8-K.

Communications Sales & Leasing, Inc.

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2016

	Historical
(Thousands, except par value)	CS&L	Tower Cloud, Inc.		Pro Forma Adjustments		Pro Forma Combined
Assets:
Property, plant and equipment, net	$2,569,402	$149,512		$3,829	(A)	$2,722,743
Cash and cash equivalents	48,813	6,067		(30,000)	(C)	24,880
Accounts receivable, net	8,458	3,707		-		12,165
Goodwill	146,590	-		69,643	(A)	216,233
Intangible assets, net	47,920	225		137,500	(A)	185,645
Straight-line rent receivable	20,422	-		-		20,422
Other assets	10,070	3,845	(1)	-		13,915
Total Assets	$2,851,675	$163,356		$180,972		$3,196,003

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit:
Liabilities:
Accounts payable, accrued expenses and other liabilities	$20,206	$15,071		$-		$35,277
Accrued interest payable	26,384	149		(149)	(B)	26,384
Deferred revenue	148,346	22,031		(1,531)	(A)	168,846
Derivative liability	66,888	-		-		66,888
Dividends payable	93,208	-		-		93,208
Deferred income taxes	5,115	-		31,400	(A)	36,515
Contingent consideration	-	-		62,000	(A)	62,000
Capital lease obligations	48,980	6,842		-		55,822
Notes and other debt, net	3,690,186	64,190	(1)	85,810	(C)	3,840,186
Total liabilities	4,099,313	108,283		177,530		4,385,126

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	79,063	-		-		79,063
Redeemable equity	-	153,309		(153,309)	(D)	-
Warrants	-	861		(861)	(D)	-

Shareholders' Deficit:
Preferred stock	-	-		-		-
Common stock	15	-		-		15
Additional paid-in capital	81,881	-		58,515	(E)	140,396
Accumulated other comprehensive loss	(66,967)	-		-		(66,967)
Distributions in excess of accumulated earnings	(1,341,630)	(99,097)		99,097	(F)	(1,341,630)
Total shareholders' deficit	(1,326,701)	(99,097)		157,612		(1,268,186)
Total Liabilities, Convertible Preferred Stock, and Shareholders’ Deficit	$2,851,675	$163,356		$180,972		$3,196,003

(1)In order to align with CS&L’s accounting policy, approximately $488k of historical Tower Cloud deferred financing costs were reclassified from other assets to notes and other debt, net.

See accompanying Notes to the Unaudited Pro Forma Combined Financial Data

Communications Sales & Leasing, Inc.

Unaudited Pro Forma Statement of Income

Six Months Ended June 30, 2016

	Historical					Historical
(Thousands, except per share data)	CS&L	PEG Bandwidth, LLC January 1 - May 1, 2016	Pro Forma PEG Adjustments		Pro Forma CS&L and PEG Combined	Tower Cloud, Inc.	Pro Forma Tower Cloud Adjustments		Pro Forma Combined
Revenues:
Leasing	$337,691	$-	$-		$337,691	$-	$-		$337,691
Fiber Infrastructure	13,776	27,302	(73)	(G)	41,005	20,794	-		61,799
Consumer CLEC	11,781	-	-		11,781	-	-		11,781
Total revenues	363,248	27,302	(73)		390,477	20,794	-		411,271
Costs and Expenses:
Interest expense	134,085	3,250	1,318	(H)	138,653	2,366	445	(P)	141,464
Depreciation and amortization	178,725	11,113	583	(I)	190,421	9,831	3,533	(Q)	203,785
General and administrative expense	13,428	6,042	(214)	(J)	19,256	4,967	(663)	(R)	23,560
Operating expenses	14,618	10,246	(11)	(J)	24,853	10,014	-		34,867
Other expenses, net	-	29	-		29	-	-		29
Transaction related costs	15,120	2,820	(12,174)	(K)	5,766	-	(3,427)	(S)	2,339
Total costs and expenses	355,976	33,500	(10,498)		378,978	27,178	(112)		406,044

Income before income taxes	7,272	(6,198)	10,425		11,499	(6,384)	112		5,227
Income tax expense	771	-	-		771	-	-		771
Net income	6,501	(6,198)	10,425		10,728	(6,384)	112		4,456
Participating securities’ share in earnings	(757)	-	-		(757)	-	-		(757)
Accretion of preferred units to redemption value	-	(3,677)	3,677	(L)	-	-	-		-
Dividends declared on convertible preferred stock	(438)	-	(875)	(M)	(1,313)	-	-		(1,313)
Amortization of discount on convertible preferred stock	(496)	-	(992)	(N)	(1,488)	-	-		(1,488)
Net income applicable to common shareholders	$4,810	$(9,875)	$12,235		$7,170	$(6,384)	$112		$898

Earnings per common share:
Basic	$0.03								$0.01
Diluted	$0.03								$0.01

Weighted-average number of common shares outstanding
Basic	150,416		1,000	(O)			1,875	(T)	153,291
Diluted	150,661		1,000	(O)			1,875	(T)	153,536

See accompanying Notes to the Unaudited Pro Forma Combined Financial Data

Communications Sales & Leasing, Inc.

Unaudited Pro Forma Statement of Income

Year Ended December 31, 2015

	Historical					Historical			Historical
(Thousands, except per share data)	CS&L April 24 - December 31, 2015	Consumer CLEC January 1 - April 24, 2015	Pro Forma CS&L Adjustments		Pro Forma Adjusted CS&L	PEG Bandwidth LLC	Pro Forma PEG Adjustments		Tower Cloud, Inc.	Pro Forma Tower Cloud Adjustments		Pro Forma Combined
Revenues:
Leasing	$458,614	$-	$209,424	(U)	$668,038	$-	$-		$-	$-		$668,038
Fiber Infrastructure	-	-	-		-	76,143	(231)	(G)	41,455	-		117,367
Consumer CLEC	17,700	10,149	-		27,849	-	-		-	-		27,849
Total revenues	476,314	10,149	209,424		695,887	76,143	(231)		41,455	-		813,254
Costs and Expenses:
Interest expense	181,797	-	82,548	(V)	264,345	22,414	(11,083)	(H)	4,445	34	(P)	280,155
Depreciation and amortization	238,748	1,283	108,400	(W)	348,431	30,888	1,846	(I)	18,584	7,066	(Q)	406,815
General and administrative expense	11,208	22	5,026	(X)	16,256	14,415	(758)	(J)	8,110	(328)	(R)	37,695
Operating expenses	13,743	5,552	2,328	(Y)	21,623	31,128	(36)	(J)	19,399	-		72,114
Other expenses, net	-	-	-		-	619	-		982	-		1,601
Transaction related costs	5,210	-	-		5,210	-	(3,137)	(K)	-	-	(S)	2,073
Total costs and expenses	450,706	6,857	198,302		655,865	99,464	(13,168)		51,520	6,772		800,453

Income before income taxes	25,608	3,292	11,122		40,022	(23,321)	12,937		(10,065)	(6,772)		12,801
Income tax expense	738	-	463	(Z)	1,201	-	-		-	-		1,201
Net income	24,870	3,292	10,659		38,821	(23,321)	12,937		(10,065)	(6,772)		11,600
Participating securities’ share in earnings	(1,152)	-	-		(1,152)	-	-		-			(1,152)
Accretion of preferred units to redemption value	-	-	-		-	(10,508)	10,508	(L)	-	-		-
Dividends declared on convertible preferred stock	-	-	-		-	-	(2,625)	(M)	-	-		(2,625)
Amortization of discount on convertible preferred stock	-	-	-		-	-	(2,872)	(N)	-	-		(2,872)
Net income applicable to common shareholders	$23,718	$3,292	$10,659		$37,669	$(33,829)	$17,948		$(10,065)	$(6,772)		$4,951

Earnings per common share:
Basic	$0.16											$0.03
Diluted	$0.16											$0.03

Weighted-average number of common shares outstanding
Basic	149,835						1,000	(O)		1,875	(T)	152,710
Diluted	149,835						1,000	(O)		1,875	(T)	152,710

See accompanying Notes to the Unaudited Pro Forma Combined Financial Data

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

Basis of Presentation

On April 24, 2015, in connection with the separation and spin-off of CS&L from Windstream Holdings, Inc. (“Windstream Holdings” and together with its consolidated subsidiaries “Windstream”), Windstream contributed certain telecommunications network assets, including fiber and copper networks and other real estate (the “Distribution Systems”) and the Consumer CLEC Business, a small consumer competitive local exchange carrier business to CS&L in exchange for cash, shares of common stock of CS&L and certain indebtedness of CS&L (the “Spin-Off”).

On May 2, 2016, CS&L completed its previously announced acquisition of PEG Bandwidth, LLC.  As a result of the acquisition, PEG Bandwidth, LLC is a wholly-owned subsidiary of CS&L.  On August 31, 2016, CS&L completed its previously announced acquisition of Tower Cloud, LLC. As a result of the acquisition, Tower Cloud, LLC is a wholly-owned subsidiary of CS&L. The unaudited pro forma combined financial statements give effect to the Spin-Off, the acquisition of PEG, the acquisition of Tower Cloud, and the related transactions discussed above.

Consideration Transferred

The acquisitions of PEG and Tower Cloud have been accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values, with any excess of the purchase price over the estimated fair values of the identifiable net assets acquired recorded as goodwill.  Additionally, ASC 805 establishes that the common stock issued to effect the acquisition be measured at the closing date of the transaction at the then-current market price.

PEG Bandwidth, LLC

The fair value of the consideration transferred is as follows:

(Thousands)
Cash transferred(1)	$323,248
Fair value of CS&L Series A Convertible Preferred Stock Issued(2)	78,566
Fair value of CS&L common stock issued(3)	23,230
Total value of consideration transferred	$425,044
(1)	The cash transferred was funded through cash on hand and borrowings on CS&L’s revolving credit facility.
(2)

The liquidation value of our Series A Convertible Preferred Stock is $87.5 million.  The fair value was estimated using an income approach framework, including valuing the conversion feature using a Black-Scholes model.

(3)	The fair value of the CS&L common shares of $23.2 million was calculated by multiplying the 1 million CS&L common shares by $23.23, the closing trading price of CS&L common stock on April 29, 2016.

Preliminary Purchase Price Allocation

The following is a summary of the preliminary estimated fair values of the net assets acquired:

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

(Thousands)
Property, plant and equipment	$292,008
Cash and cash equivalents	7,003
Accounts receivable	6,804
Other assets	5,161
Intangible assets	37,500
Accounts payable, accrued expenses and other liabilities	(8,122)
Deferred revenue	(12,700)
Capital lease obligations	(49,200)
Net assets acquired	$278,454
Goodwill	$146,590

Tower Cloud, Inc.

The fair value of the consideration transferred is as follows:

(Thousands)
Cash transferred(1)	$180,000
Fair value of contingent consideration	62,000
Fair value of CS&L common stock issued(2)	58,515
Total value of consideration transferred	$300,515
(1)	The cash transferred was funded through cash on hand and borrowings on CS&L’s revolving credit facility.
(2)

Per the merger agreement, Tower Cloud received 1.9 million common shares of CS&L common stock. The acquisition date fair value of the CS&L common stock was calculated by multiplying 1.9 million CS&L common shares by $31.20, the closing trading price of CS&L common stock on August 31, 2016.

Preliminary Purchase Price Allocation

The following is a summary of the preliminary estimated fair values of the net assets acquired:

(Thousands)
Property, plant and equipment	$153,341
Cash and cash equivalents	6,067
Accounts receivable	3,707
Other assets	3,845
Intangible assets	137,725
Accounts payable, accrued expenses and other liabilities	(15,071)
Deferred revenue	(20,500)
Deferred income taxes	(31,400)
Capital lease obligations	(6,842)
Net assets acquired	$230,872
Goodwill	$69,643

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

The purchase price allocation is considered preliminary and is subject to revision when the valuations of property, plant and equipment, and intangible assets are finalized upon receipt of the final valuation report from a third party valuation expert for these assets.

Pro Forma Adjustments

(A) To reflect preliminary purchase accounting adjustments as noted in the schedule above.

(B) To reflect removal of accrued interest payable under Tower Cloud’s revolving loan agreement.

(C) To reflect the borrowings under CS&L’s revolving credit facility to fund the cash portion of the purchase consideration, offset by the retirement of Tower Cloud’s revolving loan agreement and removal of related deferred financing costs, computed as follows:

(Thousands)
CS&L revolving credit facility	$150,000
Tower Cloud’s revolving loan agreement, net	(64,190)
Net increase in notes and other debt	$85,810

The difference in the amount borrowed on the facility and cash consideration paid in partial consideration for the acquisition of Tower Cloud is reflected as a decrease to cash on the balance sheet.

(D) To reflect the removal of Tower Cloud’s redeemable equity and warrants.

(E) The adjustment to additional paid-in capital includes the impact of the issuance of 1.9 million shares of CS&L common stock, which had a closing price of $31.20 as of August 31, 2016.

(F) To reflect the removal of Tower Cloud’s distributions in excess of accumulated earnings.

(G) To reflect the adjustment to deferred revenue related to estimated purchase accounting adjustments.

(H) To reflect the adjustment to interest expense related to the draw on the revolving credit facility, offset by removal of interest expense related to PEG’s loan from parent, calculated as follows:

(Thousands)	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Revolving credit facility (LIBOR + 2.25%)	$4,317	$7,865
Remove PEG interest expense on loan from parent	(2,466)	(17,428)
Remove PEG amortization of deferred financing costs and debt discount	(533)	(1,520)
Net adjustment to interest expense	$1,318	$(11,083)

For the purposes of the unaudited pro forma combined financial statements, we have assumed LIBOR as the average monthly 1-month LIBOR rate during the periods presented.  For the six months ended June 30, 2016, the average 1-month LIBOR rate was 0.44%, and for the year ended December 31, 2015 was 0.20%.

(I) To reflect impact on depreciation and amortization of step-up in net assets acquired.

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

(J) To reflect removal of PEG stock-based compensation expense, as all PEG stock-based awards were cancelled at closing in accordance with the purchase agreement.

(K) To remove acquisition and transaction costs directly attributable to the acquisition of PEG.

(L) To remove the impact of the accretion of PEG preferred units to their redemption value, as CS&L acquired 100% of the interests in PEG.

(M) To reflect preferred stock dividends related to the issuance of 87,500 shares of Convertible Preferred Stock, with a liquidation preference of $87.5 million.

(N) To reflect accretion of the estimated fair value of the Convertible Preferred Stock issued in partial consideration for the acquisition of PEG to its liquidation value.  The difference is amortized, using the effective interest rate method, over the expected term of the Convertible Preferred Stock, which is estimated at 3 years. Based on the estimated fair value of the Convertible Preferred stock, the accretion was calculated assuming a 3.66% effective interest rate.

(O) To reflect the issuance of 1 million shares of CS&L common stock in partial consideration for the acquisition of PEG.

(P) To reflect the adjustment to interest expense related to the draw on the revolving credit facility, offset by removal of interest expense related to Tower Cloud’s revolving loan agreement, calculated as follow:

(Thousands)	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Revolving credit facility (LIBOR + 2.25%)	$1,828	$3,320
Remove Tower Cloud interest expense on revolving loan agreement	(1,225)	(3,087)
Remove Tower Cloud amortization of deferred financing costs and debt discount	(158)	(199)
Net adjustment to interest expense	$445	$34

For the purposes of the unaudited pro forma combined financial statements, we have assumed LIBOR as the average monthly 1-month LIBOR rate during the periods presented.  For the six months ended June 30, 2016, the average 1-month LIBOR rate was 0.44%, and for the year ended December 31, 2015 was 0.20%.

(Q) To reflect impact on depreciation and amortization of step-up in net assets acquired.

(R) To reflect removal of Tower Cloud stock-based compensation expense, as all Tower Cloud stock-based awards were cancelled at closing in accordance with the purchase agreement.

(S) To remove acquisition and transaction costs directly attributable to the acquisition of Tower Cloud.

(T) To reflect the issuance of 1.9 million shares of CS&L common stock in partial consideration for the acquisition of Tower Cloud.

(U) To reflect rental income associated with the Master Lease with Windstream Holdings for the period from January 1, 2015 to the Spin-Off, recognized on a straight-line basis to include the effects of base rent escalations over the initial term of the Master Lease.

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

(V) To reflect interest expense for the period January 1, 2015 to the Spin-Off on the $3.65 billion of long-term debt issued in connection with the Spin-Off.  Interest expense for the period was computed as follows:

(Thousands)
Senior secured term loan B – variable rate	$41,372
Senior secured notes – 6.00%	7,600
Senior unsecured notes – 8.25%	28,999
Amortization of debt discounts and debt costs	4,577
Net increase in interest expense	$82,548

All of CS&L’s variable rate debt has been fixed through interest rate swaps, with a weighted-average fixed rate of 6.105%.  The interest expense on the senior secured term loan B takes into account the impact of these interest rate swaps.

(W) To reflect depreciation expense for the period January 1, 2015 to the Spin-Off, related to the Distribution System assets transferred to CS&L by Windstream.

(X) To reflect general and administrative expense of CS&L from January 1, 2015 to the Spin-Off.

(Y) To adjust CLEC operating expense to reflect the removal of interconnection costs incurred by the Consumer CLEC business for the period January 1, 2015 to the Spin-Off, offset by costs incurred under the Wholesale Master Services Agreement between CS&L and Windstream Holdings, pursuant to which Windstream Holdings and its affiliates provide CS&L network transport services for the Consumer CLEC business.

(Z) To reflect federal and state income tax expense related to the operations of our leasing business and Consumer CLEC business for the period January 1 to the Spin-Off.